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                                                                   EXHIBIT(h)(2)

                       UNDERWRITER PARTICIPATION AGREEMENT

                  This Agreement, dated as of July __, 2003, is entered into among Lehman Brothers Asset Management Inc., a Delaware corporation ("Lehman Brothers"), Lehman Brothers/First Trust Income Opportunity Fund, a Delaware statutory trust (the "Fund"), and First Trust Portfolios L.P. ("First Trust") with respect to certain distribution assistance to be provided by First Trust pertaining to the public offering of the Fund's common shares of beneficial interest (the "Common Shares") and (at a later date) preferred shares of beneficial interest ("Preferred Shares") of the Fund (collectively, the "Shares"). In consideration of their mutual promises herein, the parties agree as follows:

                  1.    Status of First Trust.

                           (a)      First Trust represents and warrants to
Lehman Brothers and the Fund that:

                                    (i)      First Trust is a broker-dealer
registered as such with the Securities and Exchange Commission (the "SEC") and is registered or qualified in all capacities and jurisdictions required by reason of any participation in the distribution of Shares by it while providing the services described above and each employee or agent of First Trust who participates in the distribution of Shares has all necessary licenses and qualifications in all capacities and jurisdictions required by reason of any participation in a distribution of Shares pursuant to this Agreement.

                                    (ii)     First Trust is a registered
broker-dealer and is a member of the National Association of Securities Dealers, Inc. (the "NASD") and it agrees to abide by all of the rules and regulations of the NASD in connection with the participation in the distribution of Shares including, without limitation, the NASD Conduct Rules. First Trust agrees to notify Lehman Brothers and the Fund in writing immediately in the event of (1) its expulsion or suspension from the NASD, or (2) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. First Trust's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of First Trust from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon Lehman Brothers' written notice of termination to First Trust.

                                    (iii)    First Trust is familiar with and
understands the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and has substantial experience with offers and sales of securities by issuers involving a public offering under the 1933 Act.

                                    (iv)     First Trust also represents and
warrants to the Fund that it is a limited partnership duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

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                                    (v)      First Trust represents that it has
adopted a written Code of Ethics in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), and will provide the Fund with any amendments to such Code and any certifications required by Rule l7j -1.

                                    (vi)     All advertising, sales literature,
promotional materials or any other material or information (including "prospectus wrappers", "broker kits" and any roadshow or investor presentations), whether in oral, printed or electronic form (collectively, the "Marketing Materials"), prepared by First Trust for its exclusive use in connection with the offering and sale of the Shares comply and will comply in all material respects with the applicable requirements of the 1933 Act, including the rules and regulations of the SEC under the Securities Act, and the rules and interpretations of the NASD and if required to be filed with the NASD under the NASD's conduct rules were so filed; and no Marketing Materials contain or will contain an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that First Trust shall not be deemed to be in breach of this representation insofar as non-compliance with applicable laws or regulations, or any untrue statement or omission, results from the Fund or Lehman Brothers providing an untrue statement of a material fact to First Trust or failing to provide any material fact to First Trust.

                           (b)      The Fund assumes no obligation or
responsibility as to First Trust's right to participate in the distribution of the Fund's Shares in any jurisdiction. If First Trust, while performing the services it provides the Fund hereunder, becomes subject to the laws of any non-U.S. jurisdiction, First Trust will take, at its own expense, such action, if any, as may be necessary to comply with the laws of such non-U.S. jurisdictions.

                           (c)      First Trust agrees that it will maintain the
registrations, qualifications, exemptions and memberships referred to in paragraphs (a) and (b) in good standing and in full force and effect throughout the term of this Agreement.

                  2. Services Provided by First Trust. First Trust shall provide, at Lehman Brothers' request, certain distribution and marketing services for the Fund, including, but not limited to:

                           (a)      making available information and consulting
services to members of the underwriting syndicate formed to make the primary offering of the Shares;

                           (b)      assist underwriters in conducting road
shows;

                           (c)      preparing Marketing Materials and
presentations for brokers and intermediaries who may have clients interested in acquiring Shares ("Brokers");

                           (d)      developing contacts with Brokers and
replying to information requests from prospective investors or Brokers;

                           (e)      aiding in the secondary market support of
the Fund through preparation and dissemination of regular written and oral communications with the Fund's New

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York Stock Exchange specialist, the closed-end fund analyst community and various information providers specializing in the dissemination of closed-end fund information;

                           (f)      communicating to the investment community
any changes made to the Fund's investment strategies; and

                           (g)      host analyst or Broker meetings as
appropriate.

                  3.    First Trust's Covenants.

                           (a)      First Trust covenants and agrees that, in
connection with providing the services as described above, First Trust will not participate in any distribution of Shares to any person that is not a registered broker-dealer, and will not offer Shares, or solicit offers for Shares, of the Fund.

                           (b)      First Trust covenants and agrees that it
will not make any representations or provide any information to any person concerning the Fund other than those contained in the Fund's registration statement on Form N-2 (the "Registration Statement") or any Marketing Materials approved by the Fund and Lehman Brothers.

                           (c)      First Trust covenants and agrees to use
information provided by the Fund or Lehman Brothers only in the manner intended (e.g., documents marked "internal use only" will not be disseminated to any person other than a registered broker-dealer).

                           (d)      First Trust covenants that the execution and
delivery of this Agreement and the performance of its services contemplated hereby (i) have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for its lawful execution and delivery of this Agreement and its performance hereunder have been obtained and
(ii) does not and will not violate any federal or state laws, rules or regulations.

                  4. Independent Contractor. Neither Lehman Brothers nor the Fund shall be liable for any acts of First Trust or any employee, officer, agent or affiliate of First Trust, and nothing contained herein shall be construed as creating, or be deemed to create, the relationship of employer and employee between the parties, nor any agency, joint venture, or partnership. First Trust shall at all times be, and be deemed to be, an independent contractor. First Trust, its employees, officers, agents and affiliates shall, under no circumstances, have any authority to act for or to bind Lehman Brothers or the Fund in any way or to sign the name of Lehman Brothers or the Fund or to represent that Lehman Brothers or the Fund is in any way responsible for the acts or omissions of First Trust. First Trust shall not be required to devote any minimum amount of time to performing its obligations under this Agreement.

                  5. Representations and Warranties by the Fund. The Fund represents and warrants to First Trust as of the date hereof as follows:

                           (a)      Compliance With Registration Requirements.
The Registration Statement has been filed with the SEC under the 1933 Act and the 1940 Act and order of suspension or revocation of registration pursuant to
Section 8(e) of the 1940 Act and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the

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Fund, are contemplated by the SEC, and any request on the part of the SEC for additional information has been, or is being, complied with.

                  At the respective times the Registration Statement and any post-effective amendments thereto become effective, the Registration Statement, the notification of Form N-8A and any amendments and supplements thereto will comply in all material respects, with the requirements of the 1933 Act and the 1940 Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the prospectus nor any amendments or supplements thereto, at the time the prospectus or any such amendment or supplement will be issued, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                           (b)      Independent Accountants. To the knowledge of
the Fund's officers, the accountants who will be certifying the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act.

                           (c)      Financial Statements. To the knowledge of
the Fund's officers, the statement of assets and liabilities that will be included in the Registration Statement and the prospectus, together with the related notes, will present fairly the financial position of the Fund at the date indicated; said statement will be prepared in conformity with generally accepted accounting principles ("GAAP").

                           (d)      No Material Adverse Change. Since the
respective dates as of which information is given in the Registration Statement and the prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the business, financial condition, stockholder's equity or results of operations of the Fund (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

                           (e)      Good Standing of the Fund. The Fund has been
duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and has statutory trust power and authority to own, lease and operate its properties and to conduct its business as described in the prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign statutory trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                           (f)      No Subsidiaries. The Fund has no
subsidiaries.

                           (g)      Investment Company Status. The Fund is duly
registered with the SEC under the 1940 Act as a closed-end, diversified management investment company, and no

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order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

                           (h)      Capitalization. The authorized, issued and
outstanding shares of beneficial interest in the Fund is as set forth in the prospectus as of the date thereof under the caption "Description of Shares." All issued and outstanding shares of beneficial interest in the Fund have been duly authorized and validly issued and are fully paid and non-assessable, except as provided for in the Fund's declaration of trust ("Declaration of Trust") and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest in the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

                           (i)      Description of Common Shares. The Common
Shares conform to all statements relating thereto contained in the prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of the Common Shares will be subject to personal liability by reason of being such a holder and the issuance of the Common Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

                           (j)      Absence of Defaults and Conflicts. The Fund
is not in violation of its Declaration of Trust or by-laws ("By-Laws"), or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments"), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary corporate action and do not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund (except for such conflicts, breaches or defaults or liens, charges or encumbrances that in the aggregate would not reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of the agreement and Declaration of Trust or By-Laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations.

                           (k)      Absence Of Proceedings. There are no legal
or governmental proceedings pending to which the Fund is a party or of which any property or assets of the Fund is subject which, is reasonably likely to be determined adversely to the Fund, and if determined adversely to the Fund, would be reasonably likely to have a Material Adverse Effect; and to the best of the Fund's knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

                           (l)      Absence of Further Requirements. No filing
with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or under the rules of the NASD.

                           (m)      Possession of Licenses And Permits. The Fund
possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the prospectus; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                           (n)      Subchapter M. The Fund intends to direct the
investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a "regulated investment company" under Subchapter M of the Code.

                           (o)      NYSE Listing. The Common Shares have been
duly approved for listing upon official notice of issuance on the New York Stock Exchange (the "NYSE") and the Fund has filed a registration statement on Form 8-A under the 1934 Act.

                  6. Representations and Warranties by Lehman Brothers. Lehman Brothers represents and warrants to First Trust as of the date hereof as follows:

                           (a)      Good Standing of Lehman Brothers. Lehman
Brothers has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

                           (b)      Investment Adviser Status. Lehman Brothers
is duly registered and in good standing with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the investment advisory agreement to which it is a part with the Fund (the "Investment Advisory Agreement") as contemplated by the prospectus.

                           (c)      Capitalization. Lehman Brothers has the
financial resources available to it necessary for the performance of its services and obligations as contemplated in the prospectus, this Agreement and under the Investment Advisory Agreement.

                           (d)      Authorization of Agreements; Absence of
Defaults and Conflicts. The execution, delivery and performance of this Agreement and the Investment Advisory Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Lehman Brothers is a party or by which Lehman Brothers is bound or to which any of the property or assets of Lehman Brothers is subject, (ii) result in any violation of the provisions of the charter documents or by-laws of Lehman Brothers or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Lehman Brothers of any of its properties or assets, except in the case of clauses (i) and (iii), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of any such court or governmental agency or body is required for the consummation by Lehman Brothers of the transactions contemplated by this Agreement or the Investment Advisory Agreement, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, state securities laws or the rules of the NASD.

                           (e)      No Material Adverse Change. Since the
respective dates as of which information is given in the Registration Statement and the prospectus, except as otherwise stated therein, to the best of Lehman Brothers' knowledge there has not occurred any event which should reasonably be expected to have a Material Adverse Effect on the ability of Lehman Brothers to perform its obligations under this Agreement and the Investment Advisory Agreement.

                           (f)      Absence of Proceedings. There are no legal
or governmental proceedings pending to which Lehman Brothers is a party or of which any property or assets of Lehman Brothers is the subject which is reasonably likely to be determined adversely to Lehman Brothers and, if determined adversely to Lehman Brothers, would be reasonably likely to have a Material Adverse Effect; and to the best of Lehman Brothers' knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (g)      Absence Of Violation Or Default. Lehman
Brothers is not in violation of its certificate of incorporation, its by-laws or other organizational documents or in default under any agreement, except for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

                  7.    Covenants Of The Fund.

                           (a)      The Fund covenants with First Trust as
follows:

                                    (i)      Compliance with Securities
Regulations and SEC Requests. The Fund, subject to Section 7(a) (ii) below, will comply with the requirements of Rule 430A, as applicable, and will notify First Trust immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the prospectus or any amended prospectus shall have been filed, (B) of the receipt of any comments from the SEC, (C) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the prospectus or for additional information and (D) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the SEC and, in the event that it was not, it will promptly file such prospectus. The Fund will make a reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of 1940 Act and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

                                    (ii)     Filing of Amendments. The Fund will
give First Trust notice of its intention to file or prepare any amendment to the Registration Statement, any term sheet or any amendment, supplement or revision to the prospectus included in the Registration Statement that becomes effective, will furnish First Trust with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which First Trust shall reasonably object.

                                    (iii)    Delivery Of Prospectuses. The Fund
shall deliver to First Trust, without charge, as many copies of each preliminary prospectus as First Trust reasonably requests, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act, except as provided in Section 3(a) of this Agreement. The Fund will furnish to First Trust, without charge, during the period when the prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the prospectus (as amended or supplemented) as First Trust may reasonably request. The prospectus and any amendments or supplements thereto furnished to First Trust will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                                    (iv)     Continued Compliance with
Securities Laws. If at any time it shall be necessary, in the opinion of the Fund's counsel, to amend the Registration Statement or amend or supplement the prospectus in order to comply with the requirements of the 1933 Act, the Fund will promptly prepare and file with the SEC, subject to Section 6(a)(ii) above, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the prospectus comply with such requirements, and the Fund will furnish to First Trust such number of copies of such amendment or supplement as First Trust may reasonably request.

                                    (v)      Blue Sky Qualifications. The Fund
will use its best efforts, in cooperation with First Trust, to qualify the Common Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as First Trust may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign statutory trust or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the common shares have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                                    (vi)     Use Of Proceeds. The Fund will use
the net proceeds received by it from the sale of the Common Shares in the manner specified in the prospectus under "Use of Proceeds."

                                    (vii)    Reporting Requirements. The Fund,
during the period when the prospectus is required to be delivered under the 1933 Act or the 1934 Act, will seek to file all documents required to be filed with the SEC pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the 1934 Act and the rules and regulations of the SEC thereunder, respectively.

                  8. Standard Of Care. First Trust shall perform its duties and obligations hereunder as a reasonable person in like circumstances would perform such duties and obligations.

                  9.    Indemnification.

                           (a)      First Trust shall indemnify and hold
harmless the Fund, Lehman Brothers and their respective affiliates, partners, members, managers, shareholders, officers, directors, agents and employees, including, but not limited to, the underwriters of the Shares, from and against any loss, claim, damage, liability, joint or several (including reasonable attorneys' fees and expenses), or any action in respect thereof, to which the Fund, Lehman Brothers or their respective affiliates, partners, members, managers, shareholders, officers, directors, agents and employees, including, but not limited to, the underwriters of the Shares, may become subject insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (i) any willful misfeasance or gross negligence by First Trust in the performance of its duties and obligations hereunder; (ii) any violation of any applicable law by First Trust, its employees, agents or representatives; or
(iii) any untrue statement or alleged untrue statement of material fact contained in any preliminary prospectus, the Registration Statement or the prospectus or in any amendment or supplement thereto, or (iv) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement or the prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to (iii) and (iv) above, only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning First Trust furnished to the Fund or Lehman Brothers by or on behalf of First Trust specifically for inclusion therein, and shall reimburse the Fund and Lehman Brothers and their respective affiliates, partners, members, managers, shareholders, officers, directors, agents and employees, including, but not limited to, the underwriters of the Shares, for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expense are incurred. The foregoing indemnity agreement is in addition to any liability which First Trust may otherwise have to the Fund, Lehman Brothers and their respective affiliates, partners, members, managers, shareholders, officers, directors, agents and employees, including, but not limited to, the underwriters of the Shares, as the case may be, in reliance upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or final prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, regarding First Trust.

                           (b)      The Fund and Lehman Brothers shall jointly
and severally indemnify and hold harmless First Trust, and its affiliates, partners, members, managers, shareholders, officers, directors, agents and employees, from and against any loss, claim, damage, liability, joint or several, including reasonable attorneys' fees and expenses, or any action in respect thereof, to which First Trust or its affiliates, partners, members, managers, shareholders, officers, directors, agents and employees may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (i) any untrue statement or alleged untrue statement of material fact contained (A) in any preliminary prospectus, the Registration Statement or the prospectus or in any amendment or supplement thereto, including the Rule 430A Information, if applicable, or (B) in any Marketing Materials that were not prepared by First Trust for its exclusive use, (ii) the omission or alleged omission to state in any preliminary prospectus, the Registration Statement or the prospectus, or in any amendment or supplement thereto, or in any Marketing Materials that were not prepared by First Trust for its exclusive use, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by First Trust in connection with, or relating in any manner to, the Shares or the offering thereof, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters caused by clause (i) or (ii) above (provided that neither the Fund nor Lehman Brothers shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by First Trust through its gross negligence or willful misconduct), and shall reimburse First Trust and each such affiliate, partner, member, manager, shareholder, officer, director, agent and employee promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Fund nor Lehman Brothers shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning First Trust furnished to the Fund or Lehman Brothers by or on behalf of First Trust specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Fund or Lehman Brothers may otherwise have to First Trust or to any affiliate, partner, member, manager, shareholder, officer, director, agent or employee.

                           (c)      The indemnified party (the "Indemnified
Party") shall give notice to the other party (the "Indemnifying Party") promptly after the summons or other first legal process is served on the Indemnified Party for any claim, notice of claim or arbitration demand as to which indemnity may be sought pursuant to paragraphs (a), (b) and (c) of this Section 9. The Indemnified Party shall assume the defense of any such claim or any litigation resulting from it, provided that the Indemnifying Party may participate in such defense at its own expense. The failure of the Indemnified Party to give notice as provided in this paragraph (d) shall not relieve the Indemnifying Party from any liability unless such failure to give proper notice prohibits the Indemnifying Party from defending the claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

                           (d)      The provisions of this Section 9 shall
survive the termination of this Agreement.

                  10. Fees. In consideration for its services for the Fund hereunder, First Trust shall receive (i) a one-time fee of $100,000 from Lehman Brothers or its affiliate and (ii) a fee, payable by Lehman Brothers from its own resources in such amount as is mutually agreed upon by Lehman Brothers and First Trust.

                  11.   Notices.

                  Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified first class mail, return receipt requested, nationally recognized overnight courier service, or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Fund, Lehman Brothers and First Trust shall be given or sent to the addresses set forth below.

                  If to the Fund:

                           Lehman Brothers/First Trust Income Opportunity Fund 399 Park Avenue
                           New York, New York 10022
                           Attention: Jonathan Morris
                           tel: 212.526.1614
                           fax: 212.520.0631
                           e-mail: jomorris@lehman.com

                  If to Lehman Brothers:

                           Lehman Brothers Asset Management Inc.
                           399 Park Avenue
                           New York, New York 10022
                           Attention: Kurt Locher
                           tel: 212.526.4733
                           fax: 646.758.1984
                           e-mail: klocher@lehman.com

                  If to First Trust:

                           First Trust Portfolios L.P.
                           1001 Warrenville Road
                           Lisle, IL 60532
                           Attention: Scott Jardine
                           tel: 630-241-8798
                           fax: 630-241-8650
                           e-mail: SJardine@FTPortfolios.com

                  12.   Termination and Amendment.

                           (a)      This Agreement shall continue for an initial
period of two (2) years and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) a vote of a majority of the Fund's board of trustees ("Board") and (b) a vote of a majority of the Fund's Board members who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable (a) by the Fund, without penalty, on thirty (30) days' written notice, by a vote of a majority of the Fund's Board,
(b) on sixty (60) days' written notice by First Trust or (c) on thirty (30) days' written notice, by Lehman Brothers. This Agreement shall automatically terminate in the event of its "assignment" (as is defined in the 1940 Act) or upon the termination of the servicing agreement between the Fund and First Trust.

                           (b)      This Agreement may be amended only by a
writing signed by the parties hereto.

                  13.   Miscellaneous.

                           (a)      This Agreement sets forth the entire
Agreement between the parties hereto and replaces and supersedes all other understandings, commitments, and agreements relating to the subject matter hereto.

                           (b)      No waiver of any provision of this Agreement
or the performance thereof shall be effective unless in writing signed by the party making such waiver or shall be deemed to be a waiver of any other provision or the performance thereof or of any future performance.

                           (c)      If any provision of this Agreement is
determined to be unenforceable, the remaining provisions shall remain enforceable to the extent permissible.

                           (d)      This Agreement may be executed in two or
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                           (e)      The Supreme Court of the State of New York
in the county of New York shall have exclusive jurisdiction over any action, suit or proceeding against any party with respect to this Agreement and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and each party hereby submits to such jurisdiction. Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of New York.

                           (f)      The parties to this Agreement hereby
irrevocably waive any and all right to a trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated thereby.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

                                    LEHMAN BROTHERS/FIRST TRUST INCOME
                                    OPPORTUNITY FUND

                                    By: ________________________________________
                                    Name:
                                    Title:

                                    LEHMAN BROTHERS ASSET MANAGEMENT INC.

                                    By: ________________________________________
                                    Name:
                                    Title:

                                    FIRST TRUST PORTFOLIOS L.P.

                                    By: ________________________________________
                                    Name:
                                    Title:

            [Signature Page to Underwriter Participation Agreement]